Exhitbit 99.1

Chicago

Federal Home Loan Bank 111 East Wacker Drive Chicago, Illinois 60601

October 18, 2006

To Our Members,

The Board of Directors of the Federal Home Loan Bank of Chicago yesterday declared a cash dividend at an annualized rate of 3.1 percent, based on the Bank's preliminary financial results for the third quarter of 2006. The dividend will be paid by crediting your account on November 15, 2006.

Our final third quarter results will be reported in our Form 10-Q, which will be filed with the Securities and Exchange Commission on or about November 14, 2006.

We have previously communicated to you our intention to redeem more voluntary stock by the end of the year. To this end, the Bank has applied to the Federal Housing Finance Board for approval to redeem additional voluntary stock in the fourth quarter. We anticipate action on this request in early November and will convey to you the terms and timing of the stock redemption immediately thereafter. I can assure you that the calculation date to determine the amount of voluntary stock will be no earlier than the date of the communication conveying the terms and timing of the redemption.

The Board joins me in thanking you for your membership and your continuing partnership with the Federal Home Loan Bank of Chicago. If you have any questions, please feel free to contact your Relationship Manager, Charles A. Huston, our Executive Vice President of Member Relationship Management, or me.

Sincerely,

Mike Thomas

President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terminology, such as "preliminary," "anticipates," "believes," "expects," "could," "estimates," "may," "should," "will," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, receipt of Finance Board approval of the Bank's pending application for redemption of voluntary stock.